CUSIP No.	879101103	13G	Page	9	of	10
EXHIBIT 1
AGREEMENT TO FILE JOINT
STATEMENTS ON SCHEDULE 13G
     THIS AGREEMENT is entered into as of the 2nd day of March, 2010 by and between Natinco, S.A., a company organized under the laws of Luxembourg, and Capita Trustees Limited, a company organized under the laws of Jersey, Channel Islands (the “Trustees”), as Trustees of The Natinec Settlement (the “Natinec Settlement”).
WITNESSETH
     WHEREAS, prior to March 2, 2010 (the “Sale Date”), Natinco and the Trustees, on behalf of the Natinec Settlement, were each deemed to hold beneficial ownership of more than five percent of the shares of the Common Stock of Tekelec, a California corporation (the “Common Stock”);
     WHEREAS, the Common Stock has been registered by Tekelec under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”);
     WHEREAS, pursuant to Rule 13d-1 under the Act, any person who holds more than five percent of such a class of registered equity securities is, under certain circumstances, permitted and/or required to file with the Securities and Exchange Commission a statement on Schedule 13G; and
     WHEREAS, Rule 13d-1(k) under the Act provides that, whenever two or more persons are permitted to file a statement on Schedule 13G with respect to the same securities, only one such statement need be filed, provided such persons agree in writing that such statement is filed on behalf of each of them.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
     Natinco and the Trustees, on behalf of The Natinec Settlement, each hereby agree, in accordance with Rule 13d-1(k) under the Act, to file jointly this amended statement on Schedule 13G and any amendments hereto (the “Statements”) which may now or hereafter be required to be filed by them with respect to the Common Stock that, prior to the Sale Date, was beneficially owned or deemed to be beneficially owned by each of them pursuant to Sections 13(d) and 13(g) of the Act and the rules thereunder.
     Natinco and the Trustees, on behalf of The Natinec Settlement, each hereby agree that such Statements shall be filed jointly on behalf of each of them, and that a copy of this Agreement shall be filed as an exhibit thereto in accordance with Rule 13d-1(k)(iii) under the Act.
     This Agreement may be executed in counterparts which together shall constitute one agreement.

CUSIP No.	879101103	13G	Page	10	of	10
     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be signed on their behalf by their duly authorized representatives as of the date first above written.

NATINCO, S.A.
By:	/s/ Pierre Lentz
	Print Name:	Pierre Lentz
	Title:	Director

By:	/s/ John Seil
	Print Name:	John Seil
	Title:	Director

CAPITA TRUSTEES LIMITED, as Trustees of The Natinec Settlement
By:	/s/ James Muir
	Print Name:	James Muir
	Title:	Director

By:	/s/ Roger Colyer
	Print Name:	Roger Colyer
	Title:	Director